Exhibit 99.1

Control4 Drives Record Revenue in the Third Quarter

Continues Profitable Growth While Generating Broader Home Automation Adoption

SALT LAKE CITY —  Oct. 30, 2014 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its third quarter ended September 30, 2014.

Revenue for the third quarter of 2014 was $39.1 million, compared with revenue of $33.6 million for the third quarter of 2013, representing 16% year-over-year growth.  Revenue for the nine months ended September 30, 2014 was $107.6 million, representing a 16% increase from $92.8 million for the nine months ended September 30, 2013.

Net income for the third quarter of 2014 was $2.8 million, or $0.11 per diluted share, compared to net income of $1.7 million, or $0.07 per diluted share, in the third quarter of 2013. Net income for the nine months ended September 30, 2014 was $4.2 million, or $0.16 per diluted share, compared to net income of $1.2 million, or $0.06 per diluted share, for the nine months ended September 30, 2013.

Non-GAAP net income for the third quarter of 2014 was $4.1 million, or $0.16 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.12 per diluted share, in the third quarter of 2013.  Non-GAAP net income for the nine months ended September 30, 2014 was $8.3 million, or $0.32 per diluted share, compared to $4.9 million, or $0.23 per diluted share, for the nine months ended September 30, 2013.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“Our investments in international and domestic sales channels are beginning to contribute more consistently as we drove revenue to a new high, with continuing profitability,” said Martin Plaehn, chairman and chief executive officer of Control4.  “As Control4 grows and our operating leverage increases, we remain focused on our strategy to deliver compelling consumer experiences within the connected home, drive improvements for dealer productivity, and raise the profile of our home automation solutions more broadly.”

Commenting on the company’s financial results for the third quarter, Dan Strong, chief financial officer of Control4, added:  “The combination of revenue growth, improving gross margins, and operating expense leverage resulted in a non-GAAP operating margin of 11.7% in the quarter.  We continue to invest appropriately in product development, worldwide dealer support, marketing, and sales while also generating leverage within the business and making good progress toward our long-term operating model.

For the fourth quarter of 2014, the company expects revenue to be between $41.0 million and $43.0 million, and expects non-GAAP net income to be between $4.3 million and $5.7 million, or between $0.16 and $0.22 per diluted share.  For the full year 2014, the company expects revenue to be between $149.0 million and $151.0 million.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on October 30, 2014. To access the conference call, dial 913-312-0637 or 877-502-9276 (toll free) and enter passcode 6806587. The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through November 13, 2014.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 6806587.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation and control systems for the connected home. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Control4 provides its consumers with the ability to integrate music, video, lighting, temperature, security, communications and other functionalities into a unified home automation solution that enhances their daily lives.

At the center of the Control4 solution is an advanced software platform, which Control4 provides through its products that interface with a wide variety of connected devices developed both by Control4 and by many third parties. Control4’s solution functions as the operating system of the home, making connected devices work together to control, automate and personalize the homes of its consumers. By delivering insightfully simple, personalized control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels and businesses around the world. To learn more, visit Control4 at www.control4.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook and expected new product releases. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, and non-GAAP net income per diluted share. Non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, and non-GAAP net income per diluted share exclude non-cash expenses related to stock-based compensation as well as gains or losses on inventory purchase commitments. The company further excludes expenses related to litigation settlements from non-GAAP income from operations and non-GAAP net income as well as expenses related to stock warrants from non-GAAP net income. Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Management also believes that it is useful to exclude gains or losses on certain inventory purchase commitments because it is income or expense that arose from our commitment to purchase energy-related products from a contract manufacturing partner that will not be used going forward due to the decision to discontinue our energy product line for utility customers. The Company has not recognized that type of income or expense in periods prior to 2012, and management believes that past and future periods are more comparable if that income or expense is excluded. Furthermore, the Company believes it is useful to exclude expenses related to litigation settlements and stock warrants because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if those expenses are excluded. Control4 believes these adjustments provide useful comparative information to investors. Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	September 30,
	2013	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,546	$17,450
Restricted cash	—	325
Short-term investments	—	48,730
Accounts receivable, net	15,064	19,215
Inventories	15,312	15,546
Prepaid expenses and other current assets	1,773	2,179
Total current assets	116,695	103,445
Property and equipment, net	3,943	4,208
Long-term investments	—	23,225
Intangible assets, net	928	1,570
Goodwill	—	99
Other assets	1,120	1,144
Total assets	$122,686	$133,691
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,314	$14,217
Accrued liabilities	6,821	4,902
Deferred revenue	644	743
Current portion of notes payable	1,138	1,013
Total current liabilities	21,917	20,875
Notes payable	1,828	1,106
Other long-term liabilities	467	440
Total liabilities	24,212	22,421
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 22,785,104 and 23,870,761 shares issued and outstanding at December 31, 2013 and September 30, 2014 (unaudited), respectively	2	2
Additional paid-in capital	200,545	209,187
Accumulated deficit	(102,084)	(97,849)
Accumulated other comprehensive income (loss)	11	(70)
Total stockholders’ equity	98,474	111,270
Total liabilities and stockholders’ equity	$122,686	$133,691

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)

Revenue	$33,641	$39,120	$92,755	$107,636
Cost of revenue	16,592	18,847	46,129	52,160
Cost of revenue — inventory purchase commitment	—	—	(180)	—
Gross margin	17,049	20,273	46,806	55,476
Operating expenses:
Research and development	6,409	6,647	18,670	20,519
Sales and marketing	5,596	6,876	16,597	19,541
General and administrative	3,002	3,530	8,613	10,658
Litigation settlements	200	10	440	45
Total operating expenses	15,207	17,063	44,320	50,763
Income from operations	1,842	3,210	2,486	4,713
Other income (expense):
Interest, net	(205)	24	(412)	25
Other income (expense), net	197	(221)	(709)	(150)
Total other income (expense)	(8)	(197)	(1,121)	(125)
Income before income taxes	1,834	3,013	1,365	4,588
Income tax expense	(103)	(250)	(132)	(353)
Net income	$1,731	$2,763	$1,233	$4,235
Net income per common share:
Basic	$0.12	$0.12	$0.19	$0.18
Diluted	$0.07	$0.11	$0.06	$0.16
Weighted-average number of shares:
Basic	14,389	23,840	6,511	23,559
Diluted	23,556	25,590	21,206	25,671

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2014
	(unaudited)

Operating activities
Net income	$1,233	$4,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,609	1,880
Amortization of intangible assets	218	330
Provision for doubtful accounts	112	271
Gain on inventory purchase commitment	(180)	—
Stock-based compensation	2,648	3,994
Excess tax benefit from exercise of options for common stock	—	(18)
Warrant liability expense	709	—
Changes in assets and liabilities:
Accounts receivable	(2,978)	(4,338)
Inventories	(2,947)	(175)
Restricted cash	—	(334)
Prepaid expenses and other current assets	(98)	(402)
Other assets	(243)	(24)
Accounts payable	2,150	956
Accrued liabilities	(838)	(2,072)
Deferred revenue	95	99
Other long-term liabilities	(1,138)	(26)
Net cash provided by operating activities	352	4,376
Investing activities
Purchases of available-for-sale investments	—	(86,765)
Proceeds from sales of available-for-sale investments	—	2,850
Proceeds from maturities of available-for-sale investments	—	11,915
Purchases of property and equipment	(2,575)	(2,148)
Business acquisitions, net of cash acquired	(88)	(1,116)
Net cash used in investing activities	(2,663)	(75,264)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	65,556	—
Proceeds from exercise of options for common stock	367	4,630
Excess tax benefit from exercise of options for common stock	—	18
Proceeds from notes payable	1,145	—
Repayment of notes payable	(986)	(847)
Net cash provided by financing activities	66,082	3,801
Effect of exchange rate changes on cash and cash equivalents	19	(9)
Net decrease in cash and cash equivalents	63,790	(67,096)
Cash and cash equivalents at beginning of period	18,695	84,546
Cash and cash equivalents at end of period	$82,485	$17,450
Supplemental disclosure of cash flow information
Cash paid for interest	$419	$150
Cash paid for taxes	131	227
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	174	—
Elimination of liability upon net exercise of warrants to purchase preferred stock	1,310	—
Conversion of redeemable convertible preferred stock to common stock	116,313	—

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$17,049	$20,273	$46,806	$55,476
Stock-based compensation expense in cost of revenue	15	29	46	77
Cost of revenue — inventory purchase commitment		—	(180)	—
Non-GAAP gross margin	$17,064	$20,302	$46,672	$55,553
Revenue	$33,641	$39,120	$92,755	$107,636
Gross margin percentage	50.7%	51.8%	50.5%	51.5%
Non-GAAP gross margin percentage	50.7%	51.9%	50.3%	51.6%

Reconciliation of Income from Operations to Non-GAAP Income from Operations:
Income from operations	$1,842	$3,210	$2,486	$4,713
Stock-based compensation expense	940	1,339	2,648	3,994
Cost of revenue — inventory purchase commitment	—	—	(180)	—
Litigation settlements	200	10	440	45
Non-GAAP income from operations	$2,982	$4,559	$5,394	$8,752
Revenue	$33,641	$39,120	$92,755	$107,636
Operating margin percentage	5.5%	8.2%	2.7%	4.4%
Non-GAAP operating margin percentage	8.9%	11.7%	5.8%	8.1%

Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$1,731	$2,763	$1,233	$4,235
Stock-based compensation expense	940	1,339	2,648	3,994
Cost of revenue — inventory purchase commitment	—	—	(180)	—
Litigation settlements	200	10	440	45
Convertible preferred stock warrants	(28)	—	709	—
Non-GAAP net income	$2,843	$4,112	$4,850	$8,274
Non-GAAP net income per common share:
Basic	$0.20	$0.17	$0.74	$0.35
Diluted	$0.12	$0.16	$0.23	$0.32
Weighted-average number of shares:
Basic	14,389	23,840	6,511	23,559
Diluted	23,556	25,590	21,206	25,671

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Brittany Rae Fraser
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1231
mike@blueshirtgroup.com	brittanyrae.fraser@icrinc.com

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Source: Control4